UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Directed Electronics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0964171

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Viper Way, Vista, California	92081

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
     Securities Act registration statement file number to which this form relates: 333-127823 (if applicable).
     Securities to be registered pursuant to Section 12(b) of the Act: None
     Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered.
          The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-127823) as originally filed by the Registrant with the Securities and Exchange Commission on August 24, 2005 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of the Registrant(1)

3.2	Amended and Restated Bylaws of the Registrant(1)

4.1	Form of Common Stock Certificate(1)

4.2	Amended and Restated Registration Rights Agreement(1)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIRECTED ELECTRONICS, INC.
By:	/s/ James E. Minarik
	Name:	James E. Minarik
	Title:	President and Chief Executive Officer

Date: December 12, 2005

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of the Registrant(1)

3.2	Amended and Restated Bylaws of the Registrant(1)

4.1	Form of Common Stock Certificate(1)

4.2	Amended and Restated Registration Rights Agreement(1)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.